Exhibit 10.5

EXECUTION VERSION

EBS LICENSE AGREEMENT

BY AND BETWEEN

COLFAX CORPORATION

AND

ESAB CORPORATION

DATED AS OF APRIL 4, 2022

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

1.1	Certain Defined Terms	1
1.2	Interpretation	3

ARTICLE II. LICENSE GRANT		4

2.1	License to ESAB	4
2.2	License to Enovis	4
2.3	Provision of Improvements	4

ARTICLE III. INTELLECTUAL PROPERTY RIGHTS		4

3.1	Enovis Ownership	4
3.2	ESAB Ownership	4

ARTICLE IV. EBS CONFIDENTIAL INFORMATION		5

4.1	Treatment of EBS Confidential Information	5

ARTICLE V. COMPENSATION		5

5.1	Compensation	5

ARTICLE VI. TERMINATION		5

6.1	Term	5
6.2	Termination for Breach	5
6.3	Termination Upon Change of Control	5
6.4	Use of the Enovis Business System Name	5
6.5	Survival of Obligations; Return of Confidential Information	6

ARTICLE VII. WARRANTIES AND COMPLIANCE		6

7.1	Disclaimer of Warranties	6
7.2	Compliance with Laws	6

ARTICLE VIII. DISPUTE RESOLUTION		6

8.1	General Provisions	6
8.2	Negotiation by Steering Committee and Senior Executives	7
8.3	Arbitration	8

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ARTICLE IX. MISCELLANEOUS		9

9.1	Counterparts; Entire Agreement; Corporate Power	9
9.2	Governing Law	10
9.3	Assignability	10
9.4	Successors and Assigns	10
9.5	Third-Party Beneficiaries	10
9.6	Notices	10
9.7	Severability	11
9.8	Expenses	11
9.9	Headings	11
9.10	Waivers of Default	11
9.11	Amendments	11
9.12	Construction	11
9.13	Performance	12
9.14	Exclusivity of Tax Matters	12

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EBS LICENSE AGREEMENT

This EBS LICENSE AGREEMENT (this “Agreement”), dated as of April 4, 2022 (the “Effective Date”), by and between Colfax Corporation, a Delaware corporation (“Enovis”), and ESAB Corporation, a Delaware corporation (“ESAB”). “Party” or “Parties” means Enovis or ESAB, individually or collectively, as the case may be.

R E C I T A L S

WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement as of April 4, 2022 (as amended, restated, amended and restated, and otherwise modified from time to time, the “Separation Agreement”);

WHEREAS, it is anticipated that, immediately following the Distribution, “Colfax Corporation” will change its name to “Enovis Corporation”;

WHEREAS, Enovis owns the EBS (as defined below), which is used in the ESAB Business and in the other businesses of the Enovis Group as of the date hereof;

WHEREAS, the EBS includes certain trade secrets, know-how and other Intellectual Property of the Envois Group; and

WHEREAS, ESAB desires to obtain a license to use the EBS for its own business purposes on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Certain Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement.

(b) The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. It is expressly agreed that for purposes of this Agreement, (i) no member of the ESAB Group shall be deemed to be an Affiliate of any member of the Enovis Group, (ii) no member of the Enovis Group shall be deemed to be an Affiliate of any member of the ESAB Group and (iii) no joint venture formed on or after the Effective Date solely between one or more members of the ESAB Group, on the one hand, and one or more members of the Enovis Group, on the other hand, shall be deemed to be an Affiliate of, or owned or controlled by, any member of the ESAB Group or the Enovis Group for the purposes of this Agreement.

“Change of Control” means, with respect to a Person, the occurrence, in a single transaction or a series of related transactions, of any one or more of the following events: (i) any third party immediately prior to such transaction becomes the beneficial owner, directly or indirectly, of securities of such Person representing more than fifty percent (50%) of the voting power of such Person; (ii) there is consummated a merger, consolidation, or similar transaction involving such Person and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of such Person immediately prior to the consummation of such merger, consolidation, or similar transaction do not beneficially own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the voting power of the surviving entity in such merger, consolidation, or similar transaction or more than fifty percent (50%) of the voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction; or (iii) a sale of all or substantially all of such Person’s assets or business to a third party.

“Confidential Information” means all non-public, confidential or proprietary information to the extent concerning a Party, its Group, and its or their businesses, including any such information that was acquired by either Party after the Distribution Date or otherwise in accordance with this Agreement, or that was provided to a Party by a third party in confidence, including (a) any and all technical information relating to the design, operation, testing, test results, development, and manufacture of any Party’s product (including product specifications and documentation; engineering, design, and manufacturing drawings, diagrams, and illustrations; formulations and material specifications; laboratory studies and benchmark tests; quality assurance policies procedures and specifications; evaluation and/validation studies; assembly code, software, firmware, programming data, databases, and all information referred to in the same); product costs, margins and pricing; as well as product marketing studies and strategies; all other methodologies, procedures, techniques and Know-How related to research, engineering, development and manufacturing; (b) information, documents and materials relating to the Party’s financial condition, management and other business conditions, prospects, plans, procedures, infrastructure, security, information technology procedures and systems, and other business or operational affairs; (c) pending unpublished patent applications and trade secrets; and (d) any other data or documentation resident, existing or otherwise provided in a database or in a storage medium, permanent or temporary, intended for confidential, proprietary and/or privileged use by a Party; except for any Information that is (i) in the public domain or known to the public through no fault of the receiving Party or its Group, (ii) lawfully acquired after the Effective Time by such Party or its Group from other sources not known to be subject to confidentiality obligations with respect to such information or (iii) independently developed by the receiving Party after the Effective Time without reference to any Confidential Information. As used herein, by example and without limitation, Confidential Information means any information of a Party intended or marked as confidential, proprietary and/or privileged.

“EBS” means the Enovis Growth Excellence Business System (formerly known as the Colfax Business System) in existence as of the Distribution Date, which is a set of proprietary tools, processes, methodologies, practices and related training materials developed by or for and owned by the Enovis Group that are designed to continuously improve business management and performance in the critical areas of quality, delivery, cost, growth and innovation.

“EBS Confidential Information” means all Confidential Information and materials (i) with respect to Enovis, forming part of the EBS or Enovis Improvements, or (ii) with respect to ESAB, forming part of ESAB Improvements.

“Enovis Group” means Enovis and its Affiliates.

“Enovis Improvements” means any material modification, enhancement or improvement to the EBS made by the Enovis Group within two (2) years following the Distribution Date.

“ESAB Group” means ESAB and its Affiliates.

“ESAB Improvements” means any material modification, enhancement or improvement to the EBS made by the ESAB Group within two (2) years following the Distribution Date.

“Group(s)” means the Enovis Group and/or the ESAB Group, as applicable.

1.2 Interpretation. In this Agreement (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” “herewith” and words of similar import, and the term “Agreement” or any other reference to an agreement shall, unless otherwise stated, be construed to refer to this Agreement or the other applicable agreement as a whole (including all of the Schedules, Exhibits, Annexes and Appendices hereto and thereto) and not to any particular provision of this Agreement or such other agreement; (c) Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement unless otherwise specified; (d) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (e) the word “or” shall not be exclusive; (f) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” and words of similar import shall all be references to the date first stated in the preamble to this Agreement, regardless of any amendment or restatement hereof; (g) unless otherwise provided, all references to “$” or “dollars” are to United States dollars; and (h) references to the performance, discharge or fulfillment of any Liability in accordance with its terms shall have meaning only to the extent such Liability has terms, and if the Liability does not have terms, the reference shall mean performance, discharge or fulfillment of such Liability.

ARTICLE II.

LICENSE GRANT

2.1 License to ESAB. Subject to the terms and conditions of this Agreement, Enovis hereby grants to ESAB a worldwide, non-exclusive, non-transferable, royalty-free, fully paid-up, perpetual license to use, modify, enhance and improve, the EBS and Enovis Improvements solely for the business purposes of the ESAB Group with respect to the ESAB Business. The foregoing license shall be sublicenseable solely (i) to other members of the ESAB Group, (ii) to third parties to the extent reasonably necessary to support the business of the ESAB Group and subject to appropriate confidentiality and non-use obligations, and (iii) to members of the ESAB Group in connection with the business or assets of such member, that, on or after the Effective Date are sold, spun-off, split-off, merged or otherwise transferred to a third party (for clarity, which sublicense shall continue after such sale, spin-off, merger or other transfer).

2.2 License to Enovis. ESAB hereby grants to Enovis a worldwide, non-exclusive, non-transferable, royalty-free, fully paid-up, irrevocable, perpetual license to use, modify, enhance and improve ESAB Improvements. The foregoing license shall be sublicenseable solely (i) to other members of the Enovis Group, (ii) to third parties to the extent reasonably necessary to support the business of the Enovis Group and subject to appropriate confidentiality and non-use obligations, and (iii) to members of the Enovis Group in connection with the business or assets of such member, that, on or after the Effective Date are sold, spun-off, split-off, merged or otherwise transferred to a third party (for clarity, which sublicense shall continue after such sale, spin-off, merger or other transfer).

2.3 Provision of Improvements. Upon reasonable, written request of a Party, the other Party shall use commercially reasonable efforts to provide the requesting Party with any Enovis Improvement or ESAB Improvement, as applicable. In no event may either Party make such a request more frequently than once per quarter. Neither Party shall be obligated to provide any information to the other Party to the extent such information would have a reasonable likelihood of disclosing such Party’s or its Affiliates’ material and sensitive non-public business, product or project plans.

ARTICLE III.

INTELLECTUAL PROPERTY RIGHTS

3.1 Enovis Ownership. The Parties acknowledge and agree that, as between the Parties, Enovis is the owner of all right, title and interest in the Intellectual Property rights in the EBS and Enovis Improvements. Enovis shall retain the entire right, title and interest in and to the EBS and any improvements, enhancements and modifications thereof made by Enovis or its Affiliates (including, for clarity, any Enovis Improvements), and all Intellectual Property rights therein. For the avoidance of doubt, Enovis shall have the sole right to defend and enforce any and all Intellectual Property rights covering the EBS and any Enovis Improvements.

3.2 ESAB Ownership. ESAB shall retain the entire right, title and interest in and to any ESAB Improvements, and all Intellectual Property rights therein. For the avoidance of doubt, ESAB shall have the sole right to defend and enforce any and all Intellectual Property rights covering any ESAB Improvements.

ARTICLE IV.

EBS CONFIDENTIAL INFORMATION

4.1 Treatment of EBS Confidential Information. Each Party shall (and shall cause each member of its respective Group to) maintain the EBS Confidential Information of the other Party in confidence, and shall not (and shall cause each member of the its respective Group not to) disclose, divulge or otherwise communicate such EBS Confidential Information to any person who is not employed by or a director of a member of its Group, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement (including the granting of sublicenses in accordance with Article II, subject to confidentiality obligations at least as strict as those set forth herein), and hereby agrees to exercise (and cause each member of its respective Group to exercise) every reasonable precaution to prevent and restrain the unauthorized disclosure of such EBS Confidential Information by any directors, officers or employees of its respective Group. In addition, each Party shall (and shall cause each member of its respective Group to) treat the EBS Confidential Information of the other Party that is not in the public domain as trade secrets, and without limiting the foregoing shall take all actions required by applicable Law to preserve such EBS Confidential Information of the other Party as trade secrets.

ARTICLE V.

COMPENSATION

5.1 Compensation. The Parties agree that in light of the substantial contributions of the ESAB Group to the development of the EBS, no further consideration is payable by ESAB for the EBS license set forth in Section 2.1. The Parties further agree that (a) the consideration for the license to ESAB of the Enovis Improvements is the license to Enovis of the ESAB Improvements and (b) the consideration for the license to Enovis of the ESAB Improvements is the license to ESAB of the Enovis Improvements.

ARTICLE VI.

TERMINATION

6.1 Term. This Agreement shall remain in effect from the Effective Date until terminated in accordance with the provisions of this Article VI.

6.2 Termination for Breach. Enovis shall be entitled to terminate this Agreement immediately by providing written notice to ESAB upon material breach of this Agreement by ESAB or any member of the ESAB Group and failure to cure such breach within ten (10) days of written notice thereof. Upon termination of this Agreement, ESAB and each member of the ESAB Group shall cease any and all use of the EBS (including any Enovis Improvements).

6.3 Termination Upon Change of Control. Upon any Change of Control of ESAB or any member of the ESAB Group, Enovis’ obligations under Section 2.3 shall automatically terminate.

6.4 Use of the Enovis Business System Name. Within six (6) months following the Effective Date, ESAB and each member of the ESAB Group shall cease using the name “Enovis Growth Excellence”, “Enovis Business System” or “EBS” or any term similar thereto to describe the rights licensed hereunder or for any other purpose; provided, however, that ESAB shall be permitted to use the name “ESAB Business Excellence System” or “EBX”.

6.5 Survival of Obligations; Return of Confidential Information. Notwithstanding any termination of this Agreement, the obligations of the Parties under Articles III, IV, VII, VIII and IX, as well as Sections 6.4 and this 6.5, shall survive and continue to be enforceable. Upon any termination of this Agreement, ESAB shall promptly (and in any event within thirty (30) days) return to Enovis or destroy (at Enovis’ option) all written EBS Confidential Information of Enovis, and all copies thereof then in ESAB’s possession.

ARTICLE VII.

WARRANTIES AND COMPLIANCE

7.1 Disclaimer of Warranties. Except as expressly set forth herein, the Parties acknowledge and agree that (a) the EBS, Enovis Improvements and ESAB Improvements, as applicable, are provided as-is, (b) each Party assumes all risks and Liability arising from or relating to its use of and reliance upon the EBS, Enovis Improvements and ESAB Improvements, as applicable, and (c) each Party makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE EBS, ENOVIS IMPROVEMENTS AND ESAB IMPROVEMENTS, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, MISAPPROPRIATION, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.2 Compliance with Laws. Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. FOR THE AVOIDANCE OF DOUBT AND NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED OBLIGATION OR WARRANTY WITH RESPECT TO ANY INTELLECTUAL PROPERTY, TECHNOLOGY OR SERVICES THAT COULD BE CONSTRUED TO REQUIRE SUCH PARTY TO DELIVER ANY INTELLECTUAL PROPERTY, TECHNOLOGY OR SERVICES HEREUNDER IN SUCH A MANNER TO ALLOW THE RECEIVING PARTY THEREOF TO ITSELF COMPLY WITH ANY LAW APPLICABLE TO THE ACTIONS OR FUNCTIONS OF SUCH RECEIVING PARTY (OR ITS AFFILIATES).

ARTICLE VIII.

DISPUTE RESOLUTION

8.1 General Provisions.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, including with respect to the validity, interpretation, performance, breach or termination of this Agreement, shall be resolved in accordance with the procedures set forth in this Article VIII (a “Dispute”), which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in this Article VIII.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.1(B).

(c) The specific procedures set forth in this Article VIII, including the time limits referenced herein, may be modified by agreement of both of the Parties in writing.

(d) Commencing with the Initial Notice contemplated by Section 8.2, all applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this Article VIII are pending. The Parties shall take any necessary or appropriate action required to effectuate such tolling.

(e) Commencing with the Initial Notice contemplated by Section 8.2, any communications between the Parties or their Representatives in connection with the attempted negotiation of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from disclosure and production, and shall not be admissible into evidence for any reason (whether as an admission or otherwise), in any arbitral or other proceeding for the adjudication of any Dispute; provided, that evidence that is otherwise subject to disclosure or admissible shall not be rendered outside the scope of disclosure or inadmissible as a result of its use in the negotiation.

8.2 Negotiation by Steering Committee and Senior Executives. The Parties shall seek to settle amicably all Disputes by negotiation. The Parties shall first attempt in good faith to resolve the Dispute by negotiation among the members of the Steering Committee within thirty (30) days after written notice is received by either Party regarding the existence of a Dispute (the “Initial Notice”). If the Steering Committee is unable to resolve the Dispute within such thirty (30)-day period, the Parties shall then attempt in good faith to resolve the Dispute by negotiation between executives designated by the Parties who hold, at a minimum, the office of Senior Vice President and/or General Counsel (such designated executives, the “Dispute Committee”). The Parties agree that the members of the Dispute Committee shall have full and complete authority on behalf of their respective Parties to resolve any Disputes submitted pursuant to this Section 8.2. Such Dispute Committee members and other applicable executives shall meet in person or by teleconference or video conference within forty (40) days of the date of the Initial Notice to seek a resolution of the Dispute. In the event that the Dispute Committee and other applicable executives are unable to agree to a format for such meeting, the meeting shall be convened in person at a mutually acceptable location in New York, New York.

8.3 Arbitration.

(a) Unless the Parties agree to continue negotiations between senior executives, any Dispute not finally resolved pursuant to Section 8.2 within sixty (60) days from the delivery of the Initial Notice shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”).

(b) Unless otherwise agreed by the Parties in writing, any Dispute to be decided in arbitration hereunder shall be decided (i) before a sole arbitrator if the amount in dispute, inclusive of all claims and counterclaims, totals less than $10,000,000; or (ii) by an arbitral tribunal of three (3) arbitrators if the amount in dispute, inclusive of all claims and counterclaims, is equal to or greater than $10,000,000.

(c) The language of the arbitration shall be English. The place of arbitration shall be New York, New York. Unless the Parties agree otherwise in writing, the Parties shall conduct the arbitration as quickly as is reasonably practicable and shall use commercially reasonable efforts to ensure that the time between the date on which the sole arbitrator is confirmed or the tribunal is constituted, as the case may be, and the date of the commencement of the evidentiary hearing does not exceed one-hundred and eighty (180) days. Failure to meet the foregoing timeline will not render the award invalid, unenforceable or subject to being vacated, but the arbitrators may impose appropriate sanctions and draw appropriate adverse inferences against the Party primarily responsible for such failure.

(d) The sole arbitrator or arbitral tribunal shall not award any relief not specifically requested by the Parties.

(e) In addition to the ICC Rules, the Parties agree that the arbitration shall be conducted according to the IBA Rules of Evidence.

(f) The agreement to arbitrate any Dispute set forth in this Section 8.3 shall continue in full force and effect subsequent to, and notwithstanding the completion, expiration or termination of, this Agreement.

(g) Without prejudice to this binding arbitration agreement, each Party to this Agreement irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Delaware and the federal courts sitting within the State of Delaware in connection with any post-award proceedings or court proceedings in aid of arbitration that are authorized by the Federal Arbitration Act (9 U.S.C. §§ 1-16). Judgment upon any awards rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Parties waive all objections that they may have at any time to the laying of venue of any proceedings brought in such courts, waive any claim that such proceedings have been brought in an inconvenient forum and further waive the right to object with respect to such proceedings that any such court does not have jurisdiction over such Party.

(h) It is the intent of the Parties that the agreement to arbitrate any Dispute set forth in this Section 8.3 shall be interpreted and applied broadly such that all reasonable doubts as to arbitrability of a Dispute shall be decided in favor of arbitration.

(i) The Parties agree that any Dispute submitted to arbitration shall be governed by, and construed and interpreted in accordance with Laws of the State of Delaware, as provided in Section 9.2 and, except as otherwise provided in this Article VIII or mutually agreed to in writing by the Parties, the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., shall govern any arbitration between the Parties pursuant to this Section 8.3.

(j) The sole arbitrator or arbitral tribunal shall award to the prevailing Party, if any, the costs of the arbitrator or tribunal, expert witness fees, and attorneys’ fees reasonably incurred by such prevailing Party or its Affiliates in connection with the arbitration.

(k) The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.

ARTICLE IX.

MISCELLANEOUS

9.1 Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to each other Party. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile, electronic mail (including .pdf, docusign or other electronic signature) or other transmission method shall be deemed to have been duly and validly delivered and shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(b) This Agreement, the Separation Agreement, and the other Ancillary Agreements and the exhibits, annexes and schedules hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein. With respect to the subject matter of this Agreement, in the event of a conflict between this Agreement and the Separation Agreement or any other Ancillary Agreement, this Agreement shall control.

(c) Enovis represents on behalf of itself and each other member of the Enovis Group, and ESAB represents on behalf of itself and each other member of the ESAB Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes or will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof.

9.2 Governing Law. This Agreement (and any claims or Disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

9.3 Assignability. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, and subject to Section 6.3, this Agreement shall be assignable to a bona fide third party in connection with a merger, reorganization, consolidation or the sale of all or substantially all the assets of a Party hereto so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant Party hereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party; provided, however, that in the case of each of the preceding clauses (i) and (ii), no assignment permitted by this Section 9.3 shall release the assigning Party from Liability for the full performance of its obligations under this Agreement.

9.4 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.

9.5 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of Action or other right in excess of those existing without reference to this Agreement.

9.6 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.6):

If to Enovis, to:

Colfax Corporation

2711 Centerville Road

Suite 400

Wilmington, DE 19808

Attention: General Counsel

Email: Brad.Tandy@enovis.com

If to ESAB, to:

ESAB Corporation

909 Rose Avenue

8th Floor

North Bethesda, MD 20852

Attention: General Counsel

Email: Curtis.Jewell@esab.com

Either Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

9.7 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

9.8 Expenses. Unless otherwise expressly provided herein or in Schedule 10.9 of the Separation Agreement, each Party shall bear its own expenses hereunder.

9.9 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.10 Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

9.11 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it sought to enforce such waiver, amendment, supplement or modification is sought to be enforced.

9.12 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have conducted such investigations they thought appropriate, and have consulted with such advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement or the Separation Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

9.13 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

9.14 Exclusivity of Tax Matters. Notwithstanding any other provision of this Agreement, the Tax Matters Agreement shall exclusively govern all matters related to Taxes (including allocations thereof) addressed therein. If there is a conflict between any provision of this Agreement and the Tax Matters Agreement, and such provisions relate to matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall control.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

COLFAX CORPORATION

By:	/s/ Christopher M. Hix
Name:	Christopher M. Hix
Its:	Executive Vice President, Chief Financial Officer

ESAB CORPORATION

By:	/s/ Kevin Johnson
Name:	Kevin Johnson
Its:	Chief Financial Officer

[Signature Page to EBS License Agreement]